UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Xanadu Quantum Technologies Limited

(Exact Name of Registrant as Specified in Its Charter)

Ontario	N/A
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

777 Bay Street, Suite 2400
Toronto, Ontario	M5G 2C8
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class B Subordinate Voting Shares, without par value	The NASDAQ Stock Market LLC, Toronto Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:	333-292991
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Class B Subordinate Voting Shares, without par value, of Xanadu Quantum Technologies Limited (the “Registrant”) to be registered hereunder is set forth under the caption “Description of NewCo Share Capital” in the proxy statement/prospectus that constitutes a part of the Registrant’s registration statement on Form F-4, File No. 333-292991 (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission on January 28, 2026, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement. Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes such description, are hereby incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

XANADU QUANTUM TECHNOLOGIES LIMITED

Date: March 19, 2026	By:	/s/ Christian Weedbrook
Christian Weedbrook
Chief Executive Officer

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